Exhibit 10.9

AMENDMENT NO. 1 TO MASTER REPURCHASE AND SECURITIES CONTRACT

AMENDMENT NO. 1 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of March 21, 2014 (this “Amendment”), between PARLEX 5 FINCO, LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of March 13, 2014 (as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, Seller and Buyer have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

SECTION 1. Repurchase Agreement Amendments.

(a) The defined term, “Asset”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended and restated in its entirety as follows:

“Asset”: Any (i) Whole Loan or Senior Interest, the Mortgaged Property for which is included in the categories for Types of Mortgaged Property or (ii) any Mezzanine Loan, but excluding, in each case, any real property acquired by Seller through foreclosure or deed in lieu of foreclosure, distressed debt or any Equity Interest issued by a special purpose entity organized to issue collateralized debt or loan obligations.

(b) The following defined terms are hereby added to Article 2 of the Repurchase Agreement, in alphabetical order, as follows:

“Mezzanine Loan”: A performing senior mezzanine loan secured by pledges of one-hundred percent (100%) of the direct or indirect Equity Interests in a Person that owns one or more Mortgaged Properties which are included in the categories for Types of Mortgaged Property.

“Mezzanine Loan Documents”: With respect to any Purchased Asset that is a Mezzanine Loan, the Mezzanine Note and all other documents executed in connection with, evidencing or governing such Mezzanine Loan.

“Mezzanine Note”: The original executed promissory note or other tangible evidence of the Mezzanine Loan indebtedness.

(c) The defined term, “Mortgage Loan Documents”, as set forth in Article 2 of the Repurchase Agreement, is hereby replaced in its entirety with the following definition of “Purchased Asset Documents”, in correct alphabetical order, and all references to the defined term “Mortgage Loan Documents” in the Repurchase Agreement and each other Repurchase Document shall be replaced with a reference to the defined term “Purchased Asset Documents”:

“Purchased Asset Documents”: With respect to any Purchased Asset, those documents executed in connection with, evidencing or governing such Purchased Asset, the related Mortgaged Property, and, in the case of a Senior Interest or Mezzanine Loan, the related Mortgage Loan, and, in the case of a Mezzanine Loan, the related Mezzanine Loan Documents, including, in each case, those documents which are required to be delivered to Custodian under the Custodial Agreement, together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Senior Interest or Mezzanine Loan, as applicable.

SECTION 2. Conditions Precedent. This Amendment and its provisions shall become effective on the first date on which this Amendment is executed and delivered by a duly authorized officer of each of Seller and Buyer (the “Amendment Effective Date”).

SECTION 3. Representations, Warranties and Covenants. Seller hereby represents and warrants to Buyer, as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions and its undertakings and obligations set forth in the Repurchase Agreement and each other Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Seller hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement as amended by this Amendment.

SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 6. Expenses. Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 7. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER:

PARLEX 5 FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital Markets and Treasurer

BUYER:

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ Melissa A. Dolski
	Name:	Melissa A. Dolski
	Title:	Director